UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2011

Angeion Corporation
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway
Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

(651) 484-4874
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
Item 2.02 Results of Operations and Financial Condition

On May 26, 2011, Angeion Corporation (the “Company”) issued a press release reporting the results of its operations for its second fiscal 2011 quarter ended April 30, 2011. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information provided pursuant to Item 2.02 of this Form 8-K is being furnished and is not “filed” for purposes of Section 18 of the Securities Act of 1934, and may not be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in that filing.

Item 7.01 Regulation FD Disclosure

At its Annual Meeting of Shareholders to be held on May 26, 2011, Angeion will discuss information about its New Leaf Health and Fitness product line. A synopsis of those remarks is attached as Exhibit 99.2 to this Form 8-K.

The information provided pursuant to Item 7.01 of this Form 8-K is being furnished and is not “filed” for purposes of Section 18 of the Securities Act of 1934, and may not be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in that filing.

Item 8.01 Other Events

At its Annual Meeting of Shareholders to be held on May 26, 2011, Angeion intends to announce an increase in its Stock Repurchase Program from $2.0 million to $3.0 million.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following is furnished as an Exhibit to this Report:

Exhibit No.	Description of Exhibit

99.1	Press release dated May 26, 2011, reporting results for the fiscal 2011 second quarter ended April 30, 2011.
99.2	Partial Summary of Remarks at the Annual Meeting of Shareholders to be held on May 26, 2011

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEION CORPORATION

Dated: May 26, 2011	By	/s/ Robert M. Wolf
Robert M. Wolf
Chief Financial Officer